                                                                   EXHIBIT 99.1

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
DECEMBER 31, 1999 AND 1998




Financial Statements:

         Report of Independent Public Accountants

         Statements of Net Assets Available for Benefits at December 31, 1999
           and 1998

         Statement of Changes in Net Assets Available for Benefits for the Year
           Ended December 31, 1999

         Notes to Financial Statements

Supplemental Schedule:

I.       Schedule H Line 4i - Schedule of Assets Held for Investment Purposes
           at December 31, 1999


All other schedules required by the Employee Retirement Income Security Act of 1974 and the regulations promulgated by the Department of Labor have been omitted, since they are not applicable.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Employee Benefits Committee and Participants of
Noble Affiliates Thrift and Profit Sharing Plan:

We have audited the accompanying statements of net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan (the "Plan") as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements and the schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan as of December 31, 1999 and 1998, and the changes in its net assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedule I is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Oklahoma City, Oklahoma,
    April 28, 2000

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1999 AND 1998



                                                                                               1999              1998
                                                                                          -------------     -------------
ASSETS:
    Cash                                                                                  $      94,204     $      48,219

    Investments, at fair value-
      Money market funds - short-term                                                         6,125,781         4,947,915
      Noble Affiliates, Inc. common stock                                                    11,843,445         7,407,939
      Mutual funds                                                                           24,740,191        24,929,293
      U.S. Government securities                                                                 49,203           411,321
      Corporate bonds                                                                         1,899,569         2,385,505
      Loans to participants                                                                   2,074,027         1,849,006
                                                                                          -------------     -------------

             Total investments                                                               46,732,216        41,930,979
                                                                                          -------------     -------------

    Receivables-
      Participants' contributions                                                               217,251           233,379
      Employer contributions                                                                    146,377           155,197
      Interest and dividends                                                                    131,436           394,473
                                                                                          -------------     -------------

             Total receivables                                                                  495,064           783,049
                                                                                          -------------     -------------

             Total assets                                                                    47,321,484        42,762,247

LIABILITIES:
    Due to broker for securities purchased                                                      323,452           806,784
                                                                                          -------------     -------------

NET ASSETS AVAILABLE FOR BENEFITS                                                         $  46,998,032     $  41,955,463
                                                                                          =============     =============




The accompanying notes are an integral part of these financial statements.

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1999




ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Investment income-
      Net depreciation in fair value of investments                                                   $    (446,313)
      Interest                                                                                              635,181
      Dividends:
        Noble Affiliates, Inc. common stock                                                                  61,415
        Mutual funds                                                                                      2,242,042
      Other income                                                                                            3,049
                                                                                                      -------------

                                                                                                          2,495,374

    Less- Investment expenses                                                                                 6,357
                                                                                                      -------------

             Net investment income                                                                        2,489,017
                                                                                                       -------------

    Contributions:
      Employer                                                                                            1,909,150
      Participants                                                                                        2,906,010
                                                                                                      -------------

             Total contributions                                                                          4,815,160
                                                                                                      -------------

             Total additions                                                                              7,304,177
                                                                                                      -------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                                                                         2,193,285
    Administrative expenses                                                                                  68,323
                                                                                                      -------------

             Total deductions                                                                             2,261,608
                                                                                                      -------------

NET INCREASE                                                                                              5,042,569
                                                                                                      -------------

NET ASSETS AVAILABLE FOR BENEFITS, beginning of year                                                     41,955,463
                                                                                                      -------------

NET ASSETS AVAILABLE FOR BENEFITS, end of year                                                        $  46,998,032
                                                                                                      =============




The accompanying notes are an integral part of this financial statement.

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998



1. DESCRIPTION OF THE PLAN:

The Noble Affiliates Thrift and Profit Sharing Plan (the "Plan"), as amended, is a defined contribution plan covering certain employees who have completed specified terms of service with Noble Affiliates, Inc.; its wholly owned subsidiary, Samedan Oil Corporation; and other wholly owned subsidiaries (collectively referred to as the "Company"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

Employees are eligible to participate in the Plan on the first day of any calendar month following employment. Participants may contribute up to 15% of their basic compensation. The employer matching contribution percentage is 100% of the participant's contribution up to 6% of the participant's basic compensation, and is funded on a monthly basis. However, discretionary contributions may be made to the Plan at the discretion of the President of the Company.

The Plan is to continue indefinitely; however, the right to terminate participation in the Plan is reserved to each participating company. Upon notice of termination or permanent suspension of contributions with respect to all or any one of the participating companies, the accounts of all participants affected thereby shall become fully vested, and the balances in their accounts shall be distributed in accordance with the provisions of the Plan, as determined by the Noble Affiliates, Inc. Employee Benefits Committee (the "Committee").

The Plan is exempt from federal income taxes under Sections 401 and 501(a) of the Internal Revenue Code and has received a favorable determination letter from the IRS dated June 12, 1995. Management of the Company is of the opinion that the Plan meets IRS requirements, and, therefore, continues to be tax-exempt.

The Plan incorporates the following provisions: (1) participants fully vest after five years of service, (2) participants may borrow from the Plan, as discussed below, (3) overtime is included in the participant's basic compensation, and (4) the Plan provides a definition of early retirement.

Participating employees have an option as to the manner in which their contributions may be invested. Participants can change their contribution elections up to four times per year.

A participant may borrow from the Plan up to the lesser of $50,000 or one-half of the participant's vested interest. Interest is charged at the current Prime rate and loans are required to be repaid within five years through payroll deductions. Repayments of principal and interest are credited to the borrowing participant's account.

Employer contributions are invested as designated by the participants in the individual funds.

The Plan is administered by the Committee. Investment decisions of each fund are recommended by a professional investment advisory firm appointed by the Committee.

2. SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

Investments traded on national securities exchanges are valued at closing prices on the last business day of the year.

Under the terms of the Plan, the Trustee, BancTrust, on behalf of the trust fund, is allowed to acquire, hold and dispose of the common stock of Noble Affiliates, Inc.

At December 31, 1999 and 1998, the Plan held the following investments which separately represented more than 5% of the Plan's net assets:


     Investment                                                                     Shares         Fair Value
     ----------                                                                     ------         ----------
     1999
       Brinson U.S. Equity Fund                                                      180,987      $  3,044,201
       Montag & Caldwell Growth Mutual Fund                                           97,796         3,422,860
       Vanguard Windsor II Fund                                                      118,152         2,950,255
       Fidelity Puritan Fund                                                         334,660         6,368,580
       Noble Affiliates, Inc. common stock                                           552,451        11,843,445
       Vanguard Index Trust 500 Index Fund                                            51,493         6,968,548

     1998
       Brinson U.S. Equity Fund                                                      186,964      $  3,651,407
       Luther King Capital Management Equity Portfolio Fund                          232,115         3,340,135
       Vanguard Windsor II Fund                                                      120,821         3,606,507
       Fidelity Puritan Fund                                                         395,535         7,930,477
       Noble Affiliates, Inc. common stock                                           300,830         7,407,939
       Vanguard Index Trust 500 Index Fund                                            37,044         4,221,164
       BlackRock Small Capital Growth Equity Portfolio                                99,163         2,179,603

Expenses of the Plan

Some expenses incurred in the administration of the Plan, including expenses and fees of the Trustee, are charged to and paid by the Plan.

Forfeitures

Under the provisions of the Plan, as of the end of the Plan year, all amounts forfeited as of the end of that year may be applied to reduce subsequently required employer contributions. Forfeitures amounted to $85,206 and $36,845 in 1999 and 1998, respectively, and reduced the otherwise required participating employer contributions.

3. NET APPRECIATION (DEPRECIATION) IN FAIR VALUE:

During 1999, the Plan's investments (including investments bought, sold and held during the year) depreciated in value as follows:

                                                                                                    Net
                                                                                               Appreciation
                                                               Realized         Unrealized    (Depreciation)
                                                             ------------      ------------    ------------
    Fair value as determined by quoted market price-
      Noble Affiliates, Inc. common stock                    $    628,544      $ (1,080,671)    $   (452,127)
      Mutual funds                                                 85,681           108,379          194,060
      U.S. Government securities                                  (17,300)           (1,723)         (19,023)
      Corporate bonds                                             (31,735)         (137,488)        (169,223)
                                                             ------------      ------------     ------------

                                                             $    665,190      $ (1,111,503)    $   (446,313)
                                                             ============      ============     ============


Realized gains are calculated using fair values at December 31, 1998, or cost, if acquired during 1999.

4. PAYABLES TO PLAN PARTICIPANTS:

Amounts requested by and due to participants whose employment has been terminated prior to year-end included in net assets available for benefits in the accompanying statements of net assets available for benefits were $3,092,598 and $32,010 at December 31, 1999 and 1998, respectively.

                                                                     Schedule I
                                                                    Page 1 of 2

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

SCHEDULE H LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES DECEMBER 31, 1999




                  Identity of Issuer, Borrower                                                                Fair
  (a)*   (b)        Lessor or Similar Party          (c)     Description of Investment                      (e) Value
  ----   ------------------------------------------- --------------------------------------------------      ---------
         Money Market Funds:
             Goldman Sach's Institutional
               Prime Obligation Fund - Federal
               Portfolio                             Money Market Fund - Short-term
                                                                                                            $     368,172
             Vanguard Funds                          Vanguard Prime Portfolio Fund -     Short-term             5,757,609
                                                                                                            -------------

                                                                                                            $   6,125,781
                                                                                                            =============
                                                                                             Number of
                                                                                              Shares
                                                                                             ---------
         Common Stock:
*           Noble Affiliates, Inc.                                                              552,451     $  11,843,445
                                                                                                            =============

        Mutual Funds:
            Brinson Funds                            Brinson U.S. Equity Fund                   180,987     $   3,044,201
            Montag & Caldwell Management             Montag & Caldwell Equity Portfolio          97,796         3,422,860
                                                       Fund
            Vanguard Funds                           Vanguard Windsor II Fund                   118,152         2,950,255
            BlackRock Institutional Funds            BlackRock Small Capital Growth              60,615         1,985,747
                                                        Equity Portfolio
            Fidelity Investments                     Fidelity Puritan Fund                      334,660         6,368,580
            Vanguard Index Funds                     Vanguard Index  Trust 500 Index
                                                        Fund                                     51,493         6,968,548
                                                                                                            -------------

                                                                                                            $  24,740,191
                                                                                                            =============

                                                                     Schedule I
                                                                    Page 2 of 2


NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

SCHEDULE H LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES DECEMBER 31, 1999




                 Identity of Issuer, Borrower                                                                   Fair
  (a)*           (b) Lessor or Similar Party              (c) Description of Investment                        (e) Value
  ----           ----------------------------             ------------------------------                       ---------


                                                            Interest        Maturity          Principal
                                                             Rate %           Date             Amount
                                                            --------        --------          ---------
         United States Government Securities:
             United States Treasury Note                     6.250%           2-15-07       $     50,000     $      49,203
                                                                                            ============     =============

         Corporate Bonds:
             Black & Decker Corporation                      7.500%           4-01-03             75,000            75,146
             Block Financial Corporation                     6.750%          11-01-04             50,000            48,893
             Cable & Wireless Communication                  6.750%          12-01-08             50,000            49,512
             Chartwell Re Holdings Corporation              10.250%           3-01-04             75,000            77,123
             Electronic Data Systems                         7.125%           5-15-05             75,000            74,357
             EOP Operations LTD Partnership                  6.800%           1-15-09             65,000            59,333
             First Chicago Corporation                       6.875%           6-15-03             75,000            74,645
             GTE Hawaiian Telephone                          7.375%           9-01-06             75,000            73,525
             International Business Machines                 6.450%           8-01-07             75,000            71,746
             Interstate Power                                8.625%           9-15-21             75,000            76,670
             Kentucky Utilities Company                      8.550%           5-15-27            150,000           149,270
             Kraft Inc.                                      8.500%           2-15-17             66,000            67,542
             Nationwide Mutual Insurance Corporation         6.500%           2-15-04             75,000            71,933
             Old Dominion Electricity Company                7.480%          12-01-13            100,000            97,401
             Oracle Corporation                              6.720%           2-15-04             75,000            73,108
             Phillip Morris Companies                        8.375%           1-15-07             40,000            39,974
             Potomac Edison Company                          8.000%           6-01-06             75,000            75,175
             Prologis Trust                                  7.050%           7-15-06             75,000            70,867
             Susa Partnership                                7.125%          11-01-03            150,000           143,853
             Thomas and Betts Corporation                    6.500%           1-15-06             50,000            47,225
             Toys `R' Us                                     8.250%           2-01-17             12,000            12,015
             Tyco International Group SA                     6.375%           6-15-05            100,000            93,757
             Union Pacific Corporation                       8.500%           1-15-17             25,000            25,475
             Wells Fargo & Co. Del                           7.125%           8-15-06            100,000            97,964
             Wisconsin Power and Light                       8.600%           3-15-27            150,000           153,060
                                                                                            ------------     -------------

                                                                                            $  1,933,000     $   1,899,569
                                                                                            ============     =============


*       Participant loans                                  Interest rates range from 6.0% - 9.0%             $   2,074,027
                                                                                                             =============

                     Total assets held for investment purposes                                               $  46,732,216
                                                                                                             =============



*       Represents party-in-interest